Exhibit 10.1

SECOND AMENDED EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AGREEMENT is made as of October 7, 2013 by and between TIMOTHY C. BARBER (“Employee”) and Expeditors International of Washington, Inc., a Washington corporation (“Employer”), which amends and restates the Amended and Restated Employment Agreement dated December 31, 2008.
WHEREAS, in recognition of Employee’s value to Employer, Employee and Employer desire to enter into this Second Amended and Restated Agreement to extend the period of Employee’s covenant not to compete and, in recognition of such extension, modify the payments to Employee in Section 6; and
WHEREAS, without limiting the ability of either party to end the employment relationship in accordance with the terms of this Second Amended and Restated Agreement, Employer and Employee currently anticipate that Employee will continue his service in the office of President-Global Sales & Marketing at least until the next annual meeting of shareholders to be held in May 2014.
In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:
1.Employment.

(a)In connection with Employee’s continued service in the office of President-Global Sales & Marketing and for other good and lawful consideration as set forth herein, Employee’s compensation and terms of employment shall be as set forth in this Agreement.

(b)Employee agrees to render services to the best of his ability on a full-time basis during the term of this Agreement, and shall perform such duties as the Board of Directors of Employer or Employee’s immediate supervisor shall from time to time direct.

2.Term. Subject to Employer’s right to terminate Employee’s employment at the pleasure of its Board of Directors as set forth in Paragraph 6 below, this Agreement shall commence on the date first set forth above and end with the date of the next annual meeting of the Board of Directors (the “Initial Term”). The term of this Agreement shall be automatically extended for additional twelve (12) month terms in the event that the Employee shall be elected or re-elected as an executive officer at a subsequent annual meeting of the Board of Directors. This Agreement shall not be automatically extended and shall expire in the event that either party hereto shall have given written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or any subsequent term, of intent to terminate this Agreement.

3.Compensation. For all services rendered by Employee under this Agreement, Employee shall receive base salary and incentive compensation, as established from time to time by the Compensation Committee of the Board of Directors. Employee’s title and other benefits will be subject to reasonable adjustment by action of Employer’s Board of Directors.

4.Benefits. During the term of employment hereunder, Employee shall be entitled to participate fully in any policies which Employer may adopt generally for employees including policies for vacation, holidays, paid sick leave, group medical, life insurance and other employee benefits. Employer shall pay or reimburse Employee for all reasonable travel and other expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense vouchers and such other supporting information as Employer may from time to time reasonably request.

5.Warranties. Employee represents to Employer that Employee is free to enter into this Agreement and that Employee has no commitment, arrangement or understanding to or with any third party which restrains or is in conflict with this Agreement which would operate to prevent Employee from performing the services which Employee has agreed to provide.

6.Termination.

(a)    For Cause. Employer may terminate Employee’s employment hereunder upon two (2) days prior written notice to Employee for cause, and the salary and all other compensation referred to above shall cease upon the effective date of any such termination for cause. As used herein, the term “cause” shall mean any act of Employee, which in the reasonable judgment of Employer’s Board of Directors, constitutes a violation of the Code of Conduct, any violation of the company policy against dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, directors or officers, or a material breach of this Agreement. In the event that employment is terminated for cause and upon two (2) days prior written notice from the effective date of the termination for cause, Employer may elect to extend the provisions of Paragraph 8 for a period of two (2) years in exchange for a lump sum payment equal to two times the Total Cash Compensation paid to the Employee in the preceding twelve (12) month period and the provisions of Paragraph 8 shall be extended for a period of twenty-four (24) months from the effective date of the termination for cause. Total Cash Compensation as used herein includes Base Salary, any incentive or bonus compensation, and any monthly automobile allowance, but shall exclude any other benefit or expense reimbursement. The payment will be paid to the Employee in two equal installments of one-half the lump sum each, and will be made no later than March 15 of the calendar year after Employee’s termination of employment for the first installment, and then on the first anniversary of the date of Employee’s “separation from service” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) for the second installment.

(b)     Without Cause. Employer may terminate Employee’s employment at any time upon fifteen (15) days prior written notice and without cause; provided, that Employee shall receive as his sole remedy for such termination a lump sum payment equal to two times the Total Cash Compensation paid to the Employee in the preceding twelve (12) month period and the provisions of Paragraph 8 shall be extended for a period of twenty-four (24) months from the effective date of the termination without cause. Total Cash Compensation as used herein includes Base Salary, any incentive or bonus compensation, and any monthly automobile allowance, but shall exclude any other benefit or expense reimbursement. The payment will be paid to the Employee in two equal installments of one-half the lump sum each, and will be made no later than March 15 of the calendar year after Employee’s termination of employment for the first installment, and then on the first anniversary of the date of Employee’s “separation from service” as defined under Section 409A for the second installment.

(c)    Resignation. In the event that Employee shall resign or otherwise refuse to continue to provide services to Employer, the salary and all other compensation referred to above shall cease. Within thirty (30) days of the effective date of the resignation, Employer may give Employee written notice of intent to extend the provisions of Paragraph 8 for a lump sum payment equal to two times the Total Cash Compensation paid to the Employee in the preceding calendar year and the provisions of Paragraph 8 shall be extended for a period of twenty-four (24) months from the effective date of the resignation. Total Cash Compensation as used herein includes Base Salary, any incentive or bonus compensation, and any monthly automobile allowance, but shall exclude any other benefit or expense reimbursement. The payment will be paid to the Employee in two equal installments of one-half the lump sum each, and will be made no later than March 15 of the calendar year after Employee’s termination of employment for the first installment, and then on the first anniversary of the date of Employee’s “separation from service” as defined under Section 409A for the second installment.

(d)    Death or Disability. This Agreement and Employee’s employment and compensation shall in any event terminate upon the death of Employee or the inability of Employee to perform the duties and functions of his position for a period of ninety (90) consecutive days due to sickness, disability or any other cause beyond his control, unless Employer grants Employee a leave of absence with or without all or a portion of his salary or other benefits, as may be specified.
(e)    409A.    The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement is to be interpreted to be in compliance with Section 409A. With respect to the payments set forth in this Section 6, the first installment is intended to fall within the exception from Section 409A for short term deferrals and the second installment is intended to comply with Section 409A.
7.Confidential Information. Employee recognizes that Employer’s business and the business of other affiliates depend upon the use and protection of a large body of confidential and proprietary information now existing or to be developed in the future which will be referred to in this Agreement as “Confidential Trade Information.” Employee intends that the meaning of Confidential Trade Information in this Agreement will be read as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible medium) which is related to Employer’s business and the business of corporations affiliated with Employer or any of their potential future business and which is not generally and publicly known. Without limiting the foregoing, Employee agrees that the customer lists and lists of contracts and potential customers of Employer and its affiliates are and will be a part of the Confidential Trade Information. Employee agrees to protect and preserve as confidential during the term hereof, and at all times after its termination or expiration, all of the Confidential Trade Information at any time known to Employee or at any time in Employee’s possession or control. Employee will neither use nor allow any other person or entity (including entities partially or wholly owned by Employee) to use in any way, except for the benefit of Employer and as directed by Employer, any of the Confidential Trade Information. Employee will, prior to or upon leaving employment with Employer, deliver to Employer any and all records, items, and media of any type (including all partial or complete copies or duplicates) containing or otherwise relating to any of the Confidential Trade Information, whether prepared or acquired by or provided to Employee. Employee acknowledges that all such records, items and media are at all times and shall remain the property of Employer.

8.Covenant Not to Compete. During the term of this Agreement or for a twenty-four (24) month extension as provided in Paragraph 6, Employee hereby agrees that he will not directly or indirectly enter into the employment of, render any service or assistance to or acquire any interest whatsoever, whether as an individual proprietor, partner, associate, officer, director, consultant, trustee or otherwise, in any business, trade or occupation in competition with the business of Employer. Without limiting the foregoing, Employee also agrees that he will not, during said period, cause or attempt to cause or induce any employee of Employer to leave the employment of Employer, or call on or otherwise solicit business from any of the customers of Employer which, at the time of termination of his employment, were listed (or ought to have been listed) in Employer’s records, in respect of any service or product that competes directly or indirectly with any service provided or marketed by or actually under the development or active consideration by Employer at the time of Employee’s termination.

9.Remedies. Employee agrees that damages for breach of his covenants under Paragraphs 7 and 8 above will be difficult to determine and probably inadequate to remedy the harm caused thereby and therefor consents that these covenants may be enforced by temporary or permanent injunction. Such injunctive relief shall be in addition and not in place of any other remedies available at law or equity. Employee further agrees that profits made in violation of these covenants shall be held in constructive trust for Employer. Employee acknowledges that the provisions of this Paragraph and such covenants are reasonable, that the lump sum payments made under Paragraph 6 are and will be adequate compensation under the circumstances, and that in any event Employee is capable of gainful employment without breaching such covenants. However, should any court or tribunal ever find that any provision of such covenants are illegal or unenforceable on the grounds of unreasonableness whether in period of time, geographical area or otherwise, then in that event the parties agree that such covenants shall be interpreted and enforced to the maximum extent which the court or tribunal deems reasonable. For purpose of this Paragraph and Paragraphs 7 and 8 of this Agreement, the term “Employer” shall include any subsidiary, agent or other affiliate of Employer.

10.Entire Agreement; Modification. The provisions contained herein constitute the entire Agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement shall not be valid unless in writing and signed by all the parties signing hereunder.

11.Dispute Settlement. Any controversy, dispute or claim arising out of or relating to this Agreement shall be resolved exclusively in arbitration before J.A.M.S. in the Seattle office, in accordance with the dispute procedures described in their employment rules. However, any claim or request for injunctive relief shall be presented exclusively to the King County Superior Court. Prior to any arbitration proceeding, there shall be a mandatory settlement conference of the disputing parties, and a mediation. If J.A.M.S. is unable or unwilling to serve as the ADR provider, the Parties shall select another locally or nationally reputable ADR provider and resolve the dispute according to the selected provider’s rules. In the event the parties cannot agree upon a provider, one shall be appointed by the King County Superior Court, upon motion of one of the Parties.

12.Agreement Not Assignable. Employee may not assign any of his rights or delegate any of his duties hereunder. Employer may assign this Agreement and delegate its duties hereunder to any of its affiliates at any time owned by, owning or under common ownership, provided that Employee shall remain assigned to the business conducted by Employer or its successors.

13.No Waiver. No waiver of the terms or provisions hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

14.Successors. Subject to the restriction on assignment and delegation set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and personal representatives.

Signed by the parties as of the date first written above.
EXPEDITORS INTERNATIONAL OF
WASHINGTON, INC.

By    /s/ Peter J. Rose
Its     C.E.O.

Employee Name: TIMOTHY C. BARBER

Signature: /s/ Timothy     C. Barber